Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

JULY 29, 2014

Equity Residential Reports 10% Increase in Normalized FFO per Share
For Second Quarter 2014
Full Year Guidance Raised on Strong Operations

Chicago, IL - July 29, 2014 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2014. All per share results are reported as available to common shares on a diluted basis.

"Demand for well located, high quality rental housing in our core markets remains exceptionally strong as favorable demographics and an improving economy combine to deliver operating results at the high end of our expectations portfolio wide," said David J. Neithercut, Equity Residential's President and CEO. "As a result, we currently expect full year growth in same store revenues of 4% and Normalized Funds from Operations to increase 9% per share."

Second Quarter 2014
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the second quarter of 2014 was $0.77 per share compared to $0.73 per share in the second quarter of 2013. The difference is due primarily to the items discussed below, partially offset by higher gains on land sales in the second quarter of 2013.

For the second quarter of 2014, the company reported Normalized FFO of $0.78 per share compared to $0.71 per share in the same period of 2013. The following items impacted Normalized FFO per share in the quarter:

•
the positive impact of approximately $0.06 per share from higher same store net operating income (NOI) and approximately $0.01 per share from NOI from non-same store properties currently in lease up; and

•
the negative impact of approximately $0.03 per share from 2013 disposition activity, the proceeds from which were used to repay debt resulting in a positive impact of approximately $0.03 per share from lower total interest expense, along with other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 25 and 28 of this release and the company has included guidance for Normalized FFO on page 26 of this release.

For the second quarter of 2014, the company reported earnings of $0.31 per share compared to $0.90 per share in the second quarter of 2013. The difference is due primarily to higher gains on property sales in the second quarter of 2013 partially offset by higher depreciation expense in the second quarter of 2013.

Six Months Ended June 30, 2014
FFO for the six months ended June 30, 2014 was $1.48 per share compared to $0.97 per share in the same period of 2013. The difference is due primarily to the acquisition expenses and prepayment penalties the company incurred in the first six months of 2013, along with the items described above.

For the six months ended June 30, 2014, the company reported Normalized FFO of $1.49 per share compared to $1.35 per share for the same period of 2013.

For the six months ended June 30, 2014, the company reported earnings of $0.52 per share compared to $3.84 per share for the same period of 2013. The difference is due primarily to higher gains on property sales in the first six months of 2013 partially offset by higher depreciation expense, acquisition expenses and prepayment penalties incurred in the first six months of 2013.

Same Store Results
The company’s same store results for all periods include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the company.

On a same store second quarter to second quarter comparison, which includes 100,648 apartment units, revenues increased 4.1%, expenses increased 1.4% and NOI increased 5.5%.

On a same store six-month to six-month comparison, which includes 100,648 apartment units, revenues increased 4.0%, expenses increased 2.3% and NOI increased 5.0%.

Investment Activity
During the second quarter of 2014, the company acquired a 134-unit apartment property in Seattle for a purchase price of approximately $36.1 million pursuant to a contract executed prior to the commencement of construction. The company has recently completed the initial lease up of the asset and expects to achieve a capitalization (cap) rate of 6.4% at stabilization, which will occur in the second year of ownership. The company also acquired a 208-unit apartment property in lease up in Glendale, California for a purchase price of approximately $70.5 million and a cap rate of 4.9% at stabilization, which will occur in the second year of ownership. Also during the quarter, the company acquired a land parcel in Seattle for future development for approximately $10.3 million.

During the second quarter, the company sold a 336-unit apartment property in Orlando, Florida for approximately $40.9 million and a cap rate of 6.7%. This sale generated an unlevered internal rate of return (IRR), inclusive of management costs, of 7.9%. The company also sold a land parcel in Los Angeles for approximately $8.2 million during the quarter. These were the only property and land sales made by the company during the first six months of 2014.

For the six months ended June 30, 2014, the company acquired three properties with a total of 772 apartment units for an aggregate purchase price of approximately $249.6 million at a weighted average cap rate of 5.1%.

Capital Markets Activities
On June 19, 2014, the company closed two unsecured note offerings totaling $1.2 billion. The company closed a $750 million unsecured note offering maturing July 1, 2044 with a coupon of 4.5% and an all in effective rate of approximately 4.57% including the effect of underwriters’ fees and the termination of certain interest rate hedges. In addition, the company closed a $450 million unsecured note offering maturing July 1, 2019 with a coupon of 2.375% and an all in effective rate of approximately 2.52% including the effect of underwriters’ fees. The company swapped the 5-year notes to a floating rate of 90-Day LIBOR plus 0.61% and an all in effective rate of 90-Day LIBOR plus 0.75%. Proceeds from these issuances were used to repay the company’s $750 million term loan facility that was scheduled to mature in 2015 and its outstanding balance on its revolving line of credit.

Third Quarter 2014 Guidance
The company has established a Normalized FFO guidance range of $0.77 to $0.81 per share for the third quarter of 2014. The difference between the company’s second quarter Normalized FFO of $0.78 per share and the midpoint of the third quarter guidance range of $0.79 per share is due primarily to:

•	the positive impact of approximately $0.01 per share from same store and lease up NOI;

•	the positive impact of approximately $0.01 per share from lower G&A expenses; and

•	the negative impact of approximately $0.01 per share from higher total interest expense resulting from the company’s June 2014 debt offerings.

Full Year 2014 Guidance
The company has revised its guidance for its full year 2014 same store operating performance and Normalized FFO results as well as other items listed on page 26 of this release. The changes to the full year same store and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.4%	95.5%
Revenue change	3.0% to 4.0%	3.9% to 4.1%
Expense change	2.0% to 3.0%	2.25% to 2.75%
NOI Change	3.5% to 4.75%	4.5% to 5.0%

Normalized FFO per share:	$3.03 to $3.13	$3.08 to $3.12

The company’s guidance for investment activity remains unchanged at $500 million of acquisitions and $500 million of dispositions with a spread of 100 basis points.

The difference between the midpoint of the previous Normalized FFO guidance range of $3.08 per share and the midpoint of the revised guidance range of $3.10 per share is due primarily to:

•	the positive impact of approximately $0.04 per share from higher NOI; and

•	the negative impact of approximately $0.02 per share from higher interest expense resulting from the company’s June 2014 debt offerings.

Third Quarter 2014 Earnings and Conference Call
Equity Residential expects to announce third quarter 2014 results on Tuesday, October 28, 2014 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 29, 2014.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 397 properties consisting of 111,491 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Wednesday, July 30, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2014	2013	2014	2013
REVENUES
Rental income	$1,280,491	$1,117,106	$649,766	$614,544
Fee and asset management	5,519	4,833	2,802	2,673
Total revenues	1,286,010	1,121,939	652,568	617,217

EXPENSES
Property and maintenance	240,961	212,030	115,388	113,501
Real estate taxes and insurance	165,149	141,837	83,055	76,742
Property management	42,673	44,520	20,555	22,031
Fee and asset management	3,040	3,223	1,378	1,577
Depreciation	375,303	519,526	190,136	323,304
General and administrative	31,328	32,580	13,752	16,085
Total expenses	858,454	953,716	424,264	553,240

Operating income	427,556	168,223	228,304	63,977

Interest and other income	2,637	752	2,032	432
Other expenses	(2,190)	(23,350)	(1,533)	(1,631)
Interest:
Expense incurred, net	(228,973)	(317,417)	(115,924)	(122,950)
Amortization of deferred financing costs	(5,926)	(11,301)	(3,134)	(4,353)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels, discontinued operations and net gain on sales of real estate properties	193,104	(183,093)	109,745	(64,525)
Income and other tax (expense) benefit	(886)	(833)	(646)	(428)
(Loss) from investments in unconsolidated entities	(9,025)	(54,540)	(7,616)	(8,174)
Net gain on sales of land parcels	794	14,616	824	14,616
Income (loss) from continuing operations	183,987	(223,850)	102,307	(58,511)
Discontinued operations, net	1,562	1,621,616	510	395,243
Income before net gain on sales of real estate properties	185,549	1,397,766	102,817	336,732
Net gain on sales of real estate properties	14,903	—	14,903	—
Net income	200,452	1,397,766	117,720	336,732
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(7,535)	(56,111)	(4,442)	(12,788)
Partially Owned Properties	(1,092)	790	(588)	815
Net income attributable to controlling interests	191,825	1,342,445	112,690	324,759
Preferred distributions	(2,072)	(2,072)	(1,036)	(1,036)
Net income available to Common Shares	$189,753	$1,340,373	$111,654	$323,723

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.52	$(0.62)	$0.31	$(0.16)
Net income available to Common Shares	$0.53	$3.84	$0.31	$0.90
Weighted average Common Shares outstanding	360,641	348,654	360,809	359,653

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.52	$(0.62)	$0.31	$(0.16)
Net income available to Common Shares	$0.52	$3.84	$0.31	$0.90
Weighted average Common Shares outstanding	376,780	348,654	377,118	359,653

Distributions declared per Common Share outstanding	$1.00	$0.80	$0.50	$0.40

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2014	2013	2014	2013
Net income	$200,452	$1,397,766	$117,720	$336,732
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(1,092)	790	(588)	815
Preferred distributions	(2,072)	(2,072)	(1,036)	(1,036)
Net income available to Common Shares and Units	197,288	1,396,484	116,096	336,511

Adjustments:
Depreciation	375,303	519,526	190,136	323,304
Depreciation – Non-real estate additions	(2,348)	(2,473)	(1,160)	(1,257)
Depreciation – Partially Owned Properties	(2,140)	(3,550)	(1,072)	(2,275)
Depreciation – Unconsolidated Properties	3,436	1,042	1,833	782
Net (gain) on sales of real estate properties	(14,903)	—	(14,903)	—
Discontinued operations:
Depreciation	—	30,962	—	7,146
Net (gain) on sales of discontinued operations	(224)	(1,588,874)	(153)	(389,952)
Net incremental gain on sales of condominium units	—	7	—	7
Gain on sale of Equity Corporate Housing (ECH)	—	601	—	351
FFO available to Common Shares and Units (1) (3) (4)	556,412	353,725	290,777	274,617

Adjustments (see page 25 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	7,877	76,116	7,403	8,448
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	491	78,820	491	(823)
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(851)	(15,224)	(860)	(14,974)
Other miscellaneous non-comparable items	(2,390)	—	(1,927)	—
Normalized FFO available to Common Shares and Units (2) (3) (4)	$561,539	$493,437	$295,884	$267,268

FFO (1) (3)	$558,484	$355,797	$291,813	$275,653
Preferred distributions	(2,072)	(2,072)	(1,036)	(1,036)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$556,412	$353,725	$290,777	$274,617
FFO per share and Unit - basic	$1.49	$0.98	$0.78	$0.74
FFO per share and Unit - diluted	$1.48	$0.97	$0.77	$0.73

Normalized FFO (2) (3)	$563,611	$495,509	$296,920	$268,304
Preferred distributions	(2,072)	(2,072)	(1,036)	(1,036)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$561,539	$493,437	$295,884	$267,268
Normalized FFO per share and Unit - basic	$1.50	$1.36	$0.79	$0.72
Normalized FFO per share and Unit - diluted	$1.49	$1.35	$0.78	$0.71

Weighted average Common Shares and Units outstanding - basic	374,377	362,390	374,551	373,403
Weighted average Common Shares and Units outstanding - diluted	376,780	364,867	377,118	375,910

Note:
See page 25 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Investment in real estate
Land	$6,296,735	$6,192,512
Depreciable property	19,730,737	19,226,047
Projects under development	1,006,992	988,867
Land held for development	306,625	393,522
Investment in real estate	27,341,089	26,800,948
Accumulated depreciation	(5,170,438)	(4,807,709)
Investment in real estate, net	22,170,651	21,993,239
Cash and cash equivalents	76,132	53,534
Investments in unconsolidated entities	142,318	178,526
Deposits – restricted	84,408	103,567
Escrow deposits – mortgage	45,269	42,636
Deferred financing costs, net	63,441	58,486
Other assets	409,183	404,557
Total assets	$22,991,402	$22,834,545

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$5,158,091	$5,174,166
Notes, net	5,923,952	5,477,088
Lines of credit	—	115,000
Accounts payable and accrued expenses	168,225	118,791
Accrued interest payable	78,389	78,309
Other liabilities	331,662	347,748
Security deposits	74,508	71,592
Distributions payable	187,906	243,511
Total liabilities	11,922,733	11,626,205

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	440,050	363,144
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 361,562,007 shares issued and outstanding as of June 30, 2014 and 360,479,260 shares issued and outstanding as of December 31, 2013	3,616	3,605
Paid in capital	8,527,380	8,561,500
Retained earnings	1,875,732	2,047,258
Accumulated other comprehensive (loss)	(166,990)	(155,162)
Total shareholders’ equity	10,289,738	10,507,201
Noncontrolling Interests:
Operating Partnership	213,038	211,412
Partially Owned Properties	125,843	126,583
Total Noncontrolling Interests	338,881	337,995
Total equity	10,628,619	10,845,196
Total liabilities and equity	$22,991,402	$22,834,545

Equity Residential
Portfolio Summary
As of June 30, 2014

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,652	18.6%	$2,236
New York	38	10,330	16.7%	3,866
San Francisco	51	13,208	13.0%	2,328
Los Angeles	60	12,878	12.1%	2,164
Boston	34	7,816	10.1%	2,905
South Florida	36	11,731	7.5%	1,597
Seattle	41	8,250	6.8%	1,866
Denver	19	6,935	4.4%	1,382
San Diego	13	3,505	3.1%	1,958
Orange County, CA	11	3,490	2.9%	1,770
Subtotal – Core	360	96,795	95.2%	2,270

Non-Core:
Inland Empire, CA	10	3,081	2.1%	1,555
Orlando	9	3,047	1.5%	1,160
All Other Markets	16	3,561	1.2%	1,164
Subtotal – Non-Core	35	9,689	4.8%	1,287
Total	395	106,484	100.0%	2,180

Military Housing	2	5,007	—	—

Grand Total	397	111,491	100.0%	$2,180

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2014 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

2nd Quarter 2014 Earnings Release	8

Equity Residential

Portfolio as of June 30, 2014

		Properties	Apartment Units
Wholly Owned Properties		369	100,210
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,752
Partially Owned Properties - Unconsolidated		4	1,669
Military Housing		2	5,007

		397	111,491

Portfolio Rollforward Q2 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

3/31/2014	396	111,537
Acquisitions:
Consolidated:
Rental Properties - Not Stabilized (1)	2	342	$106,610	5.4%
Land Parcel	—	—	$10,290
Dispositions:
Consolidated:
Rental Properties	(1)	(336)	$(40,850)	6.7%
Land Parcel	—	—	$(8,200)
Configuration Changes	—	(52)

6/30/2014	397	111,491

Portfolio Rollforward 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
12/31/2013	390	109,855
Acquisitions:
Consolidated:
Rental Properties - Stabilized	1	430	$143,000	4.9%
Rental Properties - Not Stabilized (1)	2	342	$106,610	5.4%
Land Parcels	—	—	$15,790
Dispositions:
Consolidated:
Rental Properties	(1)	(336)	$(40,850)	6.7%
Land Parcel	—	—	$(8,200)
Completed Developments - Consolidated	5	1,290
Configuration Changes	—	(90)

6/30/2014	397	111,491

(1)
The Company acquired two properties in the second quarter of 2014, one that just completed lease up and the other which is still in lease up, both of which are expected to stabilize in their second year of ownership at a 6.4% yield on cost and a 4.9% yield on cost, respectively.

2nd Quarter 2014 Earnings Release	9

	Equity Residential

	Second Quarter 2014 vs. Second Quarter 2013
	Same Store Results/Statistics for 100,648 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q2 2014	$626,746	$208,086	$418,660	$2,168	95.8%	14.2%
	Q2 2013	$602,046	$205,213	$396,833	$2,088	95.6%	14.4%

	Change	$24,700	$2,873	$21,827	$80	0.2%	(0.2%)

	Change	4.1%	1.4%	5.5%	3.8%

	Second Quarter 2014 vs. First Quarter 2014
	Same Store Results/Statistics for 101,158 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q2 2014	$629,808	$209,021	$420,787	$2,167	95.8%	14.2%
	Q1 2014	$615,756	$219,095	$396,661	$2,136	95.1%	11.4%

	Change	$14,052	$(10,074)	$24,126	$31	0.7%	2.8%

	Change	2.3%	(4.6%)	6.1%	1.5%

	June YTD 2014 vs. June YTD 2013
	Same Store Results/Statistics for 100,648 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	YTD 2014	$1,239,506	$426,227	$813,279	$2,152	95.4%	25.6%
	YTD 2013	$1,191,430	$416,591	$774,839	$2,072	95.3%	26.5%

	Change	$48,076	$9,636	$38,440	$80	0.1%	(0.9%)

	Change	4.0%	2.3%	5.0%	3.9%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 28 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2014 Earnings Release	10

Equity Residential
Second Quarter 2014 vs. Second Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q2 2014 % of Actual NOI	Q2 2014 Average Rental Rate (1)	Q2 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,553	18.3%	$2,230	95.2%	(1.0%)	(0.2%)	(1.3%)	(0.8%)	(0.1%)
New York	10,330	17.3%	3,842	96.2%	4.5%	3.1%	5.3%	4.4%	0.1%
San Francisco	12,764	13.8%	2,286	96.1%	8.5%	1.4%	12.1%	7.9%	0.5%
Boston	7,722	10.5%	2,836	96.1%	2.8%	(1.0%)	4.5%	2.0%	0.7%
Los Angeles	11,139	10.4%	2,107	95.3%	4.3%	0.8%	6.2%	4.5%	(0.2%)
South Florida	10,834	7.5%	1,587	95.9%	5.1%	2.5%	6.7%	4.7%	0.4%
Seattle	7,411	6.2%	1,828	95.9%	7.7%	5.9%	8.7%	7.2%	0.4%
Denver	6,935	4.7%	1,375	96.2%	7.8%	(1.6%)	11.9%	7.3%	0.4%
San Diego	3,505	3.2%	1,954	96.1%	4.3%	3.8%	4.6%	4.2%	0.1%
Orange County, CA	3,490	3.0%	1,769	96.0%	5.2%	2.2%	6.4%	4.7%	0.4%
Subtotal – Core	91,683	94.9%	2,254	95.8%	4.2%	1.5%	5.5%	3.9%	0.2%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,544	95.7%	2.7%	3.0%	2.6%	2.4%	0.3%
Orlando	3,047	1.6%	1,151	95.3%	2.2%	1.5%	2.6%	2.9%	(0.5%)
All Other Markets	2,837	1.3%	1,144	96.3%	3.8%	(6.2%)	12.3%	2.5%	1.3%
Subtotal – Non-Core	8,965	5.1%	1,284	95.7%	2.9%	(0.6%)	4.9%	2.6%	0.3%

Total	100,648	100.0%	$2,168	95.8%	4.1%	1.4%	5.5%	3.8%	0.2%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2014 Earnings Release	11

Equity Residential
Second Quarter 2014 vs. First Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q2 2014 % of Actual NOI	Q2 2014 Average Rental Rate (1)	Q2 2014 Weighted Average Occupancy %
								Average
	Apartment							Rental
Markets/Metro Areas	Units				Revenues	Expenses	NOI	Rate (1)	Occupancy

Core:
Washington DC	17,741	18.5%	$2,234	95.2%	1.2%	(6.2%)	5.0%	0.5%	0.7%
New York	10,330	17.2%	3,842	96.2%	2.7%	(9.3%)	11.3%	2.1%	0.6%
San Francisco	12,764	13.8%	2,286	96.1%	3.5%	(1.3%)	5.8%	2.1%	1.3%
Boston	7,722	10.4%	2,836	96.1%	2.0%	(13.1%)	10.3%	0.9%	1.0%
Los Angeles	11,139	10.4%	2,107	95.3%	1.6%	(0.1%)	2.5%	1.5%	0.1%
South Florida	10,834	7.4%	1,587	95.9%	2.1%	0.2%	3.3%	1.5%	0.6%
Seattle	7,733	6.4%	1,826	95.9%	3.3%	2.1%	3.9%	2.3%	0.9%
Denver	6,935	4.7%	1,375	96.2%	3.4%	2.7%	3.7%	2.3%	1.0%
San Diego	3,505	3.2%	1,954	96.1%	2.6%	2.2%	2.8%	1.5%	1.1%
Orange County, CA	3,490	3.0%	1,769	96.0%	2.3%	1.0%	2.9%	1.4%	0.9%
Subtotal – Core	92,193	95.0%	2,253	95.8%	2.3%	(4.5%)	6.0%	1.5%	0.8%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,544	95.7%	0.8%	2.3%	0.1%	0.5%	0.2%
Orlando	3,047	1.5%	1,151	95.3%	1.6%	(1.7%)	3.6%	0.9%	0.8%
All Other Markets	2,837	1.3%	1,144	96.3%	2.1%	(19.3%)	25.4%	1.8%	0.3%
Subtotal – Non-Core	8,965	5.0%	1,284	95.7%	1.4%	(7.0%)	6.8%	0.9%	0.4%

Total	101,158	100.0%	$2,167	95.8%	2.3%	(4.6%)	6.1%	1.5%	0.7%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2014 Earnings Release	12

Equity Residential
June YTD 2014 vs. June YTD 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		June YTD 14 % of Actual NOI	June YTD 14 Average Rental Rate (1)	June YTD 14 Weighted Average Occupancy %
								Average
	Apartment							Rental
Markets/Metro Areas	Units				Revenues	Expenses	NOI	Rate (1)	Occupancy

Core:
Washington DC	17,553	18.4%	$2,225	94.9%	(0.7%)	2.0%	(2.0%)	(0.5%)	(0.2%)
New York	10,330	16.9%	3,802	95.9%	3.7%	5.2%	2.8%	3.6%	0.2%
San Francisco	12,764	13.8%	2,262	95.5%	8.5%	(2.1%)	14.3%	7.9%	0.4%
Los Angeles	11,139	10.6%	2,092	95.3%	4.4%	(0.1%)	7.1%	4.6%	(0.1%)
Boston	7,722	10.3%	2,824	95.6%	3.8%	4.4%	3.5%	2.9%	0.8%
South Florida	10,834	7.6%	1,576	95.6%	4.9%	2.8%	6.2%	4.6%	0.3%
Seattle	7,411	6.2%	1,807	95.5%	7.2%	5.1%	8.3%	6.8%	0.3%
Denver	6,935	4.8%	1,360	95.7%	7.2%	0.7%	9.9%	7.3%	0.0%
San Diego	3,505	3.2%	1,940	95.6%	4.4%	3.1%	5.0%	4.0%	0.4%
Orange County, CA	3,490	3.1%	1,757	95.5%	4.8%	(0.4%)	7.1%	4.8%	0.0%
Subtotal – Core	91,683	94.9%	2,238	95.4%	4.1%	2.3%	5.0%	3.9%	0.1%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,540	95.6%	3.6%	4.4%	3.2%	2.9%	0.6%
Orlando	3,047	1.6%	1,146	94.9%	1.8%	1.3%	2.2%	3.1%	(1.2%)
All Other Markets	2,837	1.2%	1,134	96.1%	3.3%	1.3%	5.1%	2.0%	1.2%
Subtotal – Non-Core	8,965	5.1%	1,278	95.5%	3.0%	2.4%	3.3%	2.7%	0.2%

Total	100,648	100.0%	$2,152	95.4%	4.0%	2.3%	5.0%	3.9%	0.1%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2014 Earnings Release	13

Equity Residential

Second Quarter 2014 vs. Second Quarter 2013
Same Store Operating Expenses for 100,648 Same Store Apartment Units
$ in thousands
					% of Actual Q2 2014 Operating Expenses

	Actual Q2 2014	Actual Q2 2013	$ Change	% Change

Real estate taxes	$73,076	$68,776	$4,300	6.3%	35.1%
On-site payroll (1)	43,933	43,313	620	1.4%	21.1%
Utilities (2)	28,495	28,403	92	0.3%	13.7%
Repairs and maintenance (3)	27,116	26,787	329	1.2%	13.0%
Property management costs (4)	18,802	19,867	(1,065)	(5.4%)	9.1%
Insurance	6,230	6,305	(75)	(1.2%)	3.0%
Leasing and advertising	2,500	3,110	(610)	(19.6%)	1.2%
Other on-site operating expenses (5)	7,934	8,652	(718)	(8.3%)	3.8%

Same store operating expenses	$208,086	$205,213	$2,873	1.4%	100.0%

June YTD 2014 vs. June YTD 2013
Same Store Operating Expenses for 100,648 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2014 Operating Expenses

	Actual YTD 2014	Actual YTD 2013	$ Change	% Change

Real estate taxes	$146,077	$137,553	$8,524	6.2%	34.3%
On-site payroll (1)	87,506	88,704	(1,198)	(1.4%)	20.5%
Utilities (2)	66,708	61,768	4,940	8.0%	15.7%
Repairs and maintenance (3)	52,991	51,945	1,046	2.0%	12.4%
Property management costs (4)	37,805	39,317	(1,512)	(3.8%)	8.9%
Insurance	12,459	12,609	(150)	(1.2%)	2.9%
Leasing and advertising	5,063	6,135	(1,072)	(17.5%)	1.2%
Other on-site operating expenses (5)	17,618	18,560	(942)	(5.1%)	4.1%

Same store operating expenses	$426,227	$416,591	$9,636	2.3%	100.0%

Note: Same store operating results include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

2nd Quarter 2014 Earnings Release	14

Equity Residential

Debt Summary as of June 30, 2014
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$5,158,091	46.5%	4.23%	7.9
Unsecured	5,923,952	53.5%	4.74%	7.8

Total	$11,082,043	100.0%	4.50%	7.9

Fixed Rate Debt:
Secured – Conventional	$4,375,827	39.5%	4.85%	6.4
Unsecured – Public	5,472,950	49.4%	5.53%	8.0

Fixed Rate Debt	9,848,777	88.9%	5.20%	7.4

Floating Rate Debt:
Secured – Conventional	56,738	0.5%	2.25%	0.3
Secured – Tax Exempt	725,526	6.5%	0.66%	16.7
Unsecured – Public (2)	451,002	4.1%	1.32%	5.0
Unsecured – Revolving Credit Facility	—	—	0.96%	3.8

Floating Rate Debt	1,233,266	11.1%	1.02%	11.8

Total	$11,082,043	100.0%	4.50%	7.9

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2014.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

Note: The Company capitalized interest of approximately $25.0 million and $20.0 million during the six months ended June 30, 2014 and 2013, respectively. The Company capitalized interest of approximately $12.2 million and $11.6 million during the quarters ended June 30, 2014 and 2013, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of June 30, 2014
(Amounts in thousands)
					Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year			Total	% of Total

2014	$505,831	$48,753	$554,584	5.0%	5.25%	5.02%
2015	420,712	—	420,712	3.8%	6.28%	6.28%
2016	1,193,107	—	1,193,107	10.8%	5.34%	5.34%
2017	1,346,581	456	1,347,037	12.1%	6.16%	6.16%
2018	84,196	97,659	181,855	1.6%	5.61%	3.13%
2019	806,469	472,218	1,278,687	11.5%	5.48%	3.76%
2020	1,678,413	809	1,679,222	15.2%	5.49%	5.49%
2021	1,195,041	856	1,195,897	10.8%	4.63%	4.64%
2022	228,716	905	229,621	2.1%	3.17%	3.18%
2023	1,302,847	956	1,303,803	11.8%	3.75%	3.75%
2024+	1,046,561	674,988	1,721,549	15.5%	4.99%	3.21%
Premium/(Discount)	40,303	(64,334)	(24,031)	(0.2%)	N/A	N/A

Total	$9,848,777	$1,233,266	$11,082,043	100.0%	5.14%	4.63%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2014.

2nd Quarter 2014 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of June 30, 2014
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.250%	09/15/14		$500,000	$(13)	$499,987
	6.584%	04/13/15		300,000	(83)	299,917
	5.125%	03/15/16		500,000	(90)	499,910
	5.375%	08/01/16		400,000	(386)	399,614
	5.750%	06/15/17		650,000	(1,526)	648,474
	7.125%	10/15/17		150,000	(213)	149,787
	2.375%	07/01/19	(1)	450,000	(450)	449,550
Fair Value Derivative Adjustments			(1)	(450,000)	450	(449,550)
	4.750%	07/15/20		600,000	(2,747)	597,253
	4.625%	12/15/21		1,000,000	(2,826)	997,174
	3.000%	04/15/23		500,000	(3,894)	496,106
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,272)	744,728

				5,490,000	(17,050)	5,472,950
Floating Rate Notes:
		07/01/19	(1)	450,000	(450)	449,550
Fair Value Derivative Adjustments		07/01/19	(1)	1,452	—	1,452

				451,452	(450)	451,002

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(2)(3)	—	—	—

Total Unsecured Debt				$5,941,452	$(17,500)	$5,923,952

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of June 30, 2014, there was approximately $2.47 billion available on the Company's unsecured revolving credit facility.

2nd Quarter 2014 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants

		June 30, 2014	March 31, 2014

	Total Debt to Adjusted Total Assets (not to exceed 60%)	40.4%	40.3%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	18.8%	19.0%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.02	3.12

	Total Unsecured Assets to Unsecured Debt	320.1%	322.5%
	(must be at least 150%)

Note:	These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)

		June 30, 2014	March 31, 2014

	Total debt to Normalized EBITDA	6.87x	6.86x
	Net debt to Normalized EBITDA	6.80x	6.82x

Note:	See page 27 for the footnote referenced above and the Normalized EBITDA reconciliations.

2nd Quarter 2014 Earnings Release	17

Equity Residential

Capital Structure as of June 30, 2014
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$5,158,091	46.5%
Unsecured Debt			5,923,952	53.5%

Total Debt			11,082,043	100.0%	31.8%

Common Shares (includes Restricted Shares)	361,562,007	96.2%
Units (includes OP Units and LTIP Units)	14,336,826	3.8%

Total Shares and Units	375,898,833	100.0%
Common Share Price at June 30, 2014	$63.00
			23,681,626	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			23,731,626	100.0%	68.2%

Total Market Capitalization			$34,813,669		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of June 30, 2014
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

2nd Quarter 2014 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q2 2014	YTD Q2 2013	Q2 2014	Q2 2013

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	360,640,502	348,653,658	360,808,768	359,652,775
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,736,387	—	13,742,133	—
- long-term compensation shares/units	2,403,285	—	2,567,042	—

Total Common Shares and Units - diluted (1)	376,780,174	348,653,658	377,117,943	359,652,775

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	360,640,502	348,653,658	360,808,768	359,652,775
OP Units - basic	13,736,387	13,736,305	13,742,133	13,750,043

Total Common Shares and OP Units - basic	374,376,889	362,389,963	374,550,901	373,402,818
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,403,285	2,477,194	2,567,042	2,507,261

Total Common Shares and Units - diluted	376,780,174	364,867,157	377,117,943	375,910,079

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	361,562,007	360,312,049
Units (includes OP Units and LTIP Units)	14,336,826	14,214,427

Total Shares and Units	375,898,833	374,526,476

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the six months and quarter ended June 30, 2013.

2nd Quarter 2014 Earnings Release	19

Equity Residential
Partially Owned Entities as of June 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development (4)			Held for and/or Under Development (4)	Completed, Not Stabilized (5)	Operating

		Operating	Total				Total

Total projects (1)	—	19	19	—	2	2	4

Total apartment units (1)	—	3,752	3,752	—	945	724	1,669

Operating information for the six months ended 6/30/14 (at 100%):
Operating revenue	$—	$43,110	$43,110	$—	$7,958	$5,060	$13,018
Operating expenses	154	12,825	12,979	132	3,287	1,856	5,275

Net operating (loss) income	(154)	30,285	30,131	(132)	4,671	3,204	7,743
Depreciation	—	10,768	10,768	—	5,299	2,039	7,338
General and administrative/other	(3)	26	23	—	1	122	123

Operating (loss) income	(151)	19,491	19,340	(132)	(629)	1,043	282
Interest and other income	—	3	3	—	—	—	—
Other expenses	(76)	(32)	(108)	—	—	—	—
Interest:
Expense incurred, net	—	(7,788)	(7,788)	—	(3,864)	(926)	(4,790)
Amortization of deferred financing costs	—	(177)	(177)	—	—	(7)	(7)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities

	(227)	11,497	11,270	(132)	(4,493)	110	(4,515)
Income and other tax (expense) benefit	—	(45)	(45)	—	(7)	—	(7)
(Loss) from investments in unconsolidated entities	—	(879)	(879)	—	—	—	—
Net (loss) income	$(227)	$10,573	$10,346	$(132)	$(4,500)	$110	$(4,522)

Debt - Secured (2):
EQR Ownership (3)	$—	$282,011	$282,011	$1,099	$29,003	$34,131	$64,233
Noncontrolling Ownership	—	78,294	78,294	20,883	116,013	29,174	166,070

Total (at 100%)	$—	$360,305	$360,305	$21,982	$145,016	$63,305	$230,303

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $22.0 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 21 for consolidated projects and Projects Under Development - Unconsolidated on page 22 for further information.

(5)
Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing. See Projects Completed, Not Stabilized - Unconsolidated on page 22 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $76.8 million at June 30, 2014. The ventures are owned 60% by the Company and 40% by AVB.

2nd Quarter 2014 Earnings Release	20

Equity Residential
Consolidated Development and Lease-Up Projects as of June 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	$125,293	$115,593	$115,593	$—	90%	38%	27%	Q3 2014	Q2 2015
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	54,037	36,377	36,377	—	54%	—	—	Q4 2014	Q2 2015
170 Amsterdam (2)	New York, NY	236	110,892	74,325	74,325	—	65%	—	—	Q1 2015	Q1 2016
Azure (at Mission Bay)	San Francisco, CA	273	189,090	102,668	102,668	—	42%	—	—	Q3 2015	Q4 2016
West Seattle	Seattle, WA	206	67,112	28,445	28,445	—	24%	—	—	Q4 2015	Q3 2016
Tallman	Seattle, WA	303	84,277	35,454	35,454	—	25%	—	—	Q4 2015	Q2 2017
Village at Howard Hughes	Los Angeles, CA	545	193,231	63,781	63,781	—	5%	—	—	Q2 2016	Q2 2017
Millikan	Irvine, CA	344	102,331	31,840	31,840	—	2%	—	—	Q2 2016	Q3 2017
Potrero	San Francisco, CA	453	224,474	51,182	51,182	—	2%	—	—	Q2 2016	Q3 2017
Tasman	San Jose, CA	554	214,923	86,204	86,204	—	28%	—	—	Q2 2016	Q2 2018
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	72,017	72,017	—	6%	—	—	Q3 2016	Q1 2018
Projects Under Development - Wholly Owned		3,602	1,653,114	697,886	697,886	—

Projects Under Development - Partially Owned:
Prism at Park Avenue South (3)	New York, NY	269	251,961	201,683	201,683	—	79%	—	—	Q2 2015	Q1 2016
Projects Under Development - Partially Owned		269	251,961	201,683	201,683	—

Projects Under Development		3,871	1,905,075	899,569	899,569	—

Completed Not Stabilized - Wholly Owned (4):
Breakwater at Marina Del Rey (2) (5)	Marina Del Rey, CA	224	87,949	87,613	—	27,000		98%	97%	Completed	Q3 2014
Oasis at Delray Beach II	Delray Beach, FL	128	22,239	21,931	—	—		97%	94%	Completed	Q3 2014
Elevé (6)	Glendale, CA	208	70,500	70,500	—	—		86%	83%	Completed	Q4 2014
Reserve at Town Center III	Mill Creek, WA	95	21,330	21,200	—	—		85%	83%	Completed	Q4 2014
Park Aire (formerly Enclave at Wellington) (7)	Wellington, FL	268	49,000	48,609	—	—		79%	74%	Completed	Q1 2015
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	113,072	111,671	—	—		80%	65%	Completed	Q2 2015
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	88,936	—	—		54%	44%	Completed	Q3 2015
Urbana (formerly Market Street Landing)	Seattle, WA	287	90,024	85,002	—	—		52%	46%	Completed	Q3 2015
Projects Completed Not Stabilized - Wholly Owned		1,850	547,034	535,462	—	27,000

Projects Completed Not Stabilized		1,850	547,034	535,462	—	27,000

Completed and Stabilized During the Quarter - Wholly Owned:
Gaithersburg Station (8)	Gaithersburg, MD	389	93,000	92,051	—	89,073		98%	96%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		389	93,000	92,051	—	89,073

Projects Completed and Stabilized During the Quarter		389	93,000	92,051	—	89,073

Total Consolidated Projects		6,110	$2,545,109	$1,527,082	$899,569	$116,073

Land Held for Development		N/A	N/A	$306,625	$306,625	$—
							Total Capital Cost (1)	Q2 2014 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$1,905,075	$146
Completed Not Stabilized							547,034	2,185
Completed and Stabilized During the Quarter							93,000	1,221
Total Consolidated Development NOI Contribution							$2,545,109	$3,552

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			170 Amsterdam and Breakwater at Marina Del Rey – The land under these developments are subject to long term ground leases.
(3)
Prism at Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $107.4 million for their allocated share of the project.

(4)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(5)
Breakwater at Marina Del Rey – The Company has substantially completed renovations of this property. The non-recourse loan had an outstanding balance of $27.0 million at June 30, 2014, bore interest at LIBOR plus 1.75% and was due to mature on September 1, 2014. The loan was paid off in full on July 25, 2014.

(6)			Elevé – The Company acquired this project during the second quarter of 2014, prior to stabilization, and is completing lease-up activities.
(7)			Park Aire – The Company acquired its partner's interest during the second quarter of 2014 and now wholly-owns this project.
(8)			Gaithersburg Station – This project has a non-recourse loan with a current outstanding balance of $89.1 million, bears interest at 5.24% and matures April 1, 2053.

2nd Quarter 2014 Earnings Release	21

Equity Residential
Unconsolidated Development and Lease-Up Projects as of June 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Unconsolidated:
Parc on Powell (formerly 1333 Powell) (2)	Emeryville, CA	5.0%	176	$75,000	$55,998	$55,998	$21,982	66%	—	—	Q4 2014	Q4 2015
Projects Under Development - Unconsolidated			176	75,000	55,998	55,998	21,982

Projects Under Development			176	75,000	55,998	55,998	21,982

Completed Not Stabilized - Unconsolidated (3):
Nexus Sawgrass (formerly Sunrise Village) (4)	Sunrise, FL	20.0%	501	79,000	78,414	—	48,633		96%	90%	Completed	Q3 2014
Domain (4)	San Jose, CA	20.0%	444	155,820	154,908	—	96,383		85%	81%	Completed	Q4 2014
Projects Completed Not Stabilized - Unconsolidated			945	234,820	233,322	—	145,016

Projects Completed Not Stabilized			945	234,820	233,322	—	145,016

Completed and Stabilized During the Quarter - Unconsolidated:
San Norterra (5)	Phoenix, AZ	85.0%	388	52,750	52,643	—	33,030		96%	95%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Unconsolidated			388	52,750	52,643	—	33,030

Projects Completed and Stabilized During the Quarter			388	52,750	52,643	—	33,030

Total Unconsolidated Projects			1,509	$362,570	$341,963	$55,998	$200,028

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
Parc on Powell – Construction of this project is being partially funded with a construction loan that has a maximum debt commitment of $39.5 million, bears interest at LIBOR plus 2.25% and matures August 14, 2015. The Company has given a repayment guaranty on the construction loan of 50% of the outstanding balance, up to a maximum of $19.7 million, and has given certain construction cost overrun guarantees.

(3)				Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4)
Nexus Sawgrass and Domain – These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $234.8 million and construction was predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company was responsible for constructing the projects and had given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $48.7 million, the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

(5)
San Norterra – Construction of this project was partially funded with a non-recourse construction loan. San Norterra has a maximum debt commitment of $34.8 million, the loan bears interest at LIBOR plus 2.00% and matures January 6, 2015.

2nd Quarter 2014 Earnings Release	22

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2014
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	100,648	$52,991	$526	$42,131	$419	$95,122	$945	$34,742	$345	$39,656	$394	$74,398	$739	(9)	$169,520	$1,684

Non-Same Store Properties (7)	4,167	1,197	361	740	223	1,937	584	112	34	2,312	698	2,424	732		4,361	1,316

Other (8)	—	140		246		386		86		4		90			476

Total	104,815	$54,328		$43,117		$97,445		$34,940		$41,972		$76,912			$174,357

(1)
Total Apartment Units - Excludes 1,669 unconsolidated apartment units and 5,007 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $19.6 million spent during the six months ended June 30, 2014 on apartment unit renovations/rehabs (primarily kitchens and baths) on 2,253 same store apartment units (equating to about $8,700 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2014, the Company expects to spend approximately $45.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $8,500 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)
Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2013, less properties subsequently sold. Also includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2013 and 2014, plus any properties in lease-up and not stabilized as of January 1, 2013, but excludes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. Per apartment unit amounts are based on a weighted average of 3,313 apartment units.

(8)		Other - Primarily includes expenditures for properties sold.

(9)
For 2014, the Company estimates that it will spend approximately $1,700 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

2nd Quarter 2014 Earnings Release	23

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended June 30,		Quarter Ended June 30,
	2014	2013	2014	2013

REVENUES
Rental income	$1,275	$107,956	$252	$26,174

Total revenues	1,275	107,956	252	26,174

EXPENSES (1)
Property and maintenance	(41)	31,449	(89)	11,025
Real estate taxes and insurance	(6)	10,867	(19)	2,273
Property management	—	1	—	—
Depreciation	—	30,962	—	7,146
General and administrative	51	73	46	65

Total expenses	4	73,352	(62)	20,509

Discontinued operating income	1,271	34,604	314	5,665

Interest and other income	80	90	45	38
Other expenses	—	(3)	—	(1)
Interest (2):
Expense incurred, net	—	(1,258)	—	(6)
Amortization of deferred financing costs	—	(228)	—	—
Income and other tax (expense) benefit	(13)	(463)	(2)	(405)

Discontinued operations	1,338	32,742	357	5,291
Net gain on sales of discontinued operations	224	1,588,874	153	389,952

Discontinued operations, net	$1,562	$1,621,616	$510	$395,243

Note: The amounts included in discontinued operations for the six months and quarter ended June 30, 2014 represent trailing activity for properties sold in 2013 and prior years.

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.

2nd Quarter 2014 Earnings Release	24

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q2 2014
	to Actual Q2 2014

	Amounts	Per Share
Guidance Q2 2014 Normalized FFO - Diluted (2) (3)	$287,133	$0.762
Property NOI	8,779	0.023
Other	(28)	—

Actual Q2 2014 Normalized FFO - Diluted (2) (3)	$295,884	$0.785
_________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2014	2013	Variance	2014	2013	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone direct acquisition costs (other expenses) (A)	(7)	19,559	(19,566)	23	467	(444)
Archstone indirect costs (loss from investments in unconsolidated entities) (B)	6,249	53,010	(46,761)	6,246	6,999	(753)
Property acquisition costs (other expenses)	143	182	(39)	94	150	(56)
Write-off of pursuit costs (other expenses)	1,492	3,365	(1,873)	1,040	832	208
Property acquisition costs and write-off of pursuit costs	7,877	76,116	(68,239)	7,403	8,448	(1,045)

Prepayment premiums/penalties (interest expense)	—	71,443	(71,443)	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	582	4,126	(3,544)	582	3	579
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	—	3,251	(3,251)	—	(826)	826
(Gain) due to ineffectiveness of forward starting swaps (interest expense)	(91)	—	(91)	(91)	—	(91)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	491	78,820	(78,329)	491	(823)	1,314

Net (gain) on sales of land parcels	(794)	(14,616)	13,822	(824)	(14,616)	13,792
Net incremental (gain) on sales of condominium units	—	(7)	7	—	(7)	7
(Gain) on sale of Equity Corporate Housing (ECH)	—	(601)	601	—	(351)	351
(Gain) on sale of investment securities	(57)	—	(57)	(36)	—	(36)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(851)	(15,224)	14,373	(860)	(14,974)	14,114

Write-off of unamortized retail lease intangibles (rental income)	(147)	—	(147)	(147)	—	(147)
Insurance/litigation settlement proceeds (interest and other income)	(2,342)	—	(2,342)	(1,879)	—	(1,879)
Insurance/litigation settlement expense (other expenses)	99	—	99	99	—	99
Other miscellaneous non-comparable items	(2,390)	—	(2,390)	(1,927)	—	(1,927)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$5,127	$139,712	$(134,585)	$5,107	$(7,349)	$12,456

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.

(B) Archstone indirect costs primarily includes the Company's 60% share of items such as severance and retention obligations, office leases and German operations/sales that were incurred indirectly through the Company's interest in unconsolidated joint ventures with AvalonBay.

Note: See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

2nd Quarter 2014 Earnings Release	25

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 28 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2014 Normalized FFO Guidance (per share diluted)

	Q3 2014	2014

Expected Normalized FFO (2) (3)	$0.77 to $0.81	$3.08 to $3.12

2014 Same Store Assumptions

Physical occupancy		95.5%
Revenue change		3.9% to 4.1%
Expense change		2.25% to 2.75%
NOI change		4.5% to 5.0%

(Note: The same store guidance above includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2014 Transaction Assumptions

Consolidated rental acquisitions		$500.0 million
Consolidated rental dispositions		$500.0 million
Capitalization rate spread		100 basis points

2014 Debt Assumptions

Weighted average debt outstanding		$10.9 billion to $11.1 billion
Weighted average interest rate (reduced for capitalized interest)		4.19%
Interest expense		$456.7 million to $465.1 million

2014 Other Guidance Assumptions

General and administrative expense		$50.0 million to $52.0 million
Interest and other income		$0.5 million
Income and other tax expense		$1.0 million to $2.0 million
Debt offerings		No additional amounts budgeted
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		377.3 million

2nd Quarter 2014 Earnings Release	26

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2014		2013
	June 30, 2014	March 31, 2014	Q2	Q1	Q4	Q3	Q2
Net income	$708,039	$927,051	$117,720	$82,732	$115,870	$391,717	$336,732
Interest expense incurred, net (includes discontinued operations)	498,448	505,480	115,924	113,049	149,422	120,053	122,956
Amortization of deferred financing costs (includes discontinued operations)	16,822	18,041	3,134	2,792	6,561	4,335	4,353
Depreciation (includes discontinued operations)	838,168	978,482	190,136	185,167	183,256	279,609	330,450
Income and other tax expense (benefit) (includes discontinued operations)	1,221	1,406	648	251	(211)	533	833
Archstone direct acquisition costs (other expenses)	298	742	23	(30)	123	182	467
Property acquisition costs (other expenses)	274	330	94	49	110	21	150
Write-off of pursuit costs (other expenses)	3,311	3,103	1,040	452	1,215	604	832
Loss from investments in unconsolidated entities	12,641	13,199	7,616	1,409	407	3,209	8,174
Net loss (gain) on sales of land parcels	1,595	(12,197)	(824)	30	(48)	2,437	(14,616)
(Gain) on sale of investment securities	(4,260)	(4,224)	(36)	(21)	(3,373)	(830)	—
Write-off of unamortized retail lease intangibles (rental income)	(2,293)	(2,146)	(147)	—	(2,146)	—	—
Insurance/litigation settlement proceeds (interest and other income)	(2,342)	(463)	(1,879)	(463)	—	—	—
Insurance/litigation settlement expense (other expenses)	3,710	3,611	99	—	250	3,361	—
Net (gain) on sales of discontinued operations	(447,855)	(837,654)	(153)	(71)	(45,928)	(401,703)	(389,952)
Net (gain) on sales of real estate properties	(14,903)	—	(14,903)	—	—	—	—
Normalized EBITDA (1)	$1,612,874	$1,594,761	$418,492	$385,346	$405,508	$403,528	$400,379

Balance Sheet Items:	June 30, 2014	March 31, 2014
Total debt (1)	$11,082,043	$10,943,282
Cash and cash equivalents	(76,132)	(37,209)
Mortgage principal reserves/sinking funds	(37,448)	(35,511)
Net debt (1)	$10,968,463	$10,870,562

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

2nd Quarter 2014 Earnings Release	27

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 25 and 26
			Expected Q3 2014 Per Share	Expected 2014 Per Share
	Expected Q2 2014
	Amounts	Per Share

Expected Earnings - Diluted (5)	$153,136	$0.406	$0.68 to $0.72	$1.63 to $1.67
Add: Expected depreciation expense	175,333	0.465	0.50	2.03
Less: Expected net gain on sales (5)	(44,105)	(0.117)	(0.41)	(0.60)

Expected FFO - Diluted (1) (3)	284,364	0.754	0.77 to 0.81	3.06 to 3.10

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	2,975	0.008	—	0.03
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	—	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	—	—
Other miscellaneous non-comparable items	(206)	—	—	(0.01)

Expected Normalized FFO - Diluted (2) (3)	$287,133	$0.762	$0.77 to $0.81	$3.08 to $3.12

Definitions and Footnotes for Pages 6, 25 and 26

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2014 and the Second Quarter 2014 Same Store Properties:

	Six Months Ended June 30,		Quarter Ended June 30,
	2014	2013	2014	2013

Operating income	$427,556	$168,223	$228,304	$63,977
Adjustments:
Archstone pre-ownership operating results	—	55,694	—	—
Non-same store operating results	(18,429)	426	(12,108)	(5,437)
Fee and asset management revenue	(5,519)	(4,833)	(2,802)	(2,673)
Fee and asset management expense	3,040	3,223	1,378	1,577
Depreciation	375,303	519,526	190,136	323,304
General and administrative	31,328	32,580	13,752	16,085

Same store NOI	$813,279	$774,839	$418,660	$396,833

2nd Quarter 2014 Earnings Release	28